UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Graphite Drive

Corona, California 92881

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.02        Appointment of Certain Officers; Departure of Directors or Certain Officers.

On March 22, 2020, the board of directors of ADOMANI, Inc. (the “Company”) appointed Theodore (Ted) Thordarson, age 63, to the position of Chief Operating Officer of the Company.

In connection with the appointment of Mr. Thordarson, Richard A. Eckert, relinquished the position of Chief Operating Officer of the Company and transitioned to the role of Executive Vice President of the Company.

Mr. Thordarson is a seasoned executive with broad operational experience as a developer, manager, and sales executive and expertise in planning, operations, sales and financial management. Before joining the Company, Mr. Thordarson served as President of TJ Thordarson Ltd., where he will continue to serve as a member of its board of directors. From 2000 until 2011, Mr. Thordarson served as the President and Development Director of Thormun Developments, Inc., a residential and commercial contracting land development company that he founded. From 2000 until 2011, Mr. Thordarson was President and Development Manager of 455417 BC, a real property development company. From 1995 until 1999, he served as the President and Operations Manager of Total Projects Corporation, a residential and commercial contractor and project management company founded by Mr. Thordarson. Mr. Thordarson is a graduate of the BCIT School of Business within the British Columbia Institute of Technology.

Mr. Thordarson currently serves as a member of the board of directors of the Company, a position he has held since the completion of the Company’s previously announced acquisition of Envirotech Drive Systems, Inc., a Delaware corporation (“EVT”), pursuant to that certain Agreement and Plan of Merger, dated February 16, 2021 (the “Merger Agreement”), among the Company, EVT, and EVT Acquisition Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged with and into EVT, with EVT surviving as a wholly owned subsidiary of the Company (the “Merger”). In accordance with the Merger Agreement, on March 16, 2021, Mr. Thordarson was appointed to the board of directors of the Company, to fill an existing vacancy and to serve as a Class II director for a term expiring at the Company’s 2022 annual meeting of the stockholders.

Except as otherwise described in the Current Report on Form 8-K, there are no arrangements or understandings between Mr. Thordarson and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Thordarson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01        Other Events.

On March 22, 2021, the Company issued a press release announcing Mr. Thordarson’s appointment. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of ADOMANI, Inc., dated March 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: March 26, 2021	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer